                                 SCIOS NOVA INC.
                        Computation of Net Loss Per Share

                       (Calculated in accordance with the
                            guidelines of item 601 of
                         Regulation S-K.  The effect of
                            stock options on loss per
                             share is anti-dilutive)



                                                       Three months ended
                                                           March 31,
                                                    1995                1994
                                                ------------        ------------
                                                          (Unaudited)
PRIMARY:
Average common shares outstanding                35,349,500          35,140,454
Net effect of dilutive stock options -
based on treasury stock method                      454,246             752,781
                                                ------------        ------------
Average common and common equivalent
shares outstanding                               35,803,746          35,893,235
                                                ------------        ------------
                                                ------------        ------------

Net loss                                        ($6,627,000)        ($5,285,000)
                                                ------------        ------------
                                                ------------        ------------

Net loss per share                                   ($0.19)             ($0.15)
                                                ------------        ------------
                                                ------------        ------------

FULLY DILUTED:
Average common shares outstanding                35,349,500          35,140,454
Net effect of dilutive stock options -
based on treasury stock method                      455,601             752,952
                                                ------------        ------------
Average common and common equivalent -
shares outstanding                               35,805,101          35,893,406
                                                ------------        ------------
                                                ------------        ------------

Net loss                                        ($6,627,000)        ($5,285,000)
                                                ------------        ------------
                                                ------------        ------------

Net loss per share                                   ($0.19)             ($0.15)
                                                ------------        ------------
                                                ------------        ------------



                 See notes to consolidated financial statements.

                                  Exhibit 11.1